                                                                     EXHIBIT 1.1



                       Nastech Pharmaceutical Company Inc.
                                1,725,000 Shares
                                  Common Stock
                               ($0.006 par value)





                                                              New York, New York
                                                                 August 25, 2005

Needham & Company, LLC
SunTrust Capital Markets, Inc.
Delafield Hambrecht, Inc.
As Representatives of the several Underwriters, c/o Needham & Company, LLC
 445 Park Avenue
 New York, New York 10022

Ladies and Gentlemen:

            Nastech Pharmaceutical Company Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 1,725,000 shares of Common Stock, $0.006 par value ("Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1.

            (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-119429) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one or more of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in

                         Underwriting Agreement - Page 2


      accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause
      (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

            (b) No order suspending the effectiveness of the Registration Statement (including any related registration statement filed pursuant to Rule 462(b) under the Act) or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission. On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein), if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Preliminary Final Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

            (c) Atossa HealthCare, Inc. is the only subsidiary of the Company and the Company does not own or control, directly or indirectly, any other corporation, association or other entity.

            (d) Each of the Company and its subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus. Each of the Company and its subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified in any such jurisdiction could not reasonably be

                         Underwriting Agreement - Page 3


      expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary taken as a whole (a "Material Adverse Effect"). The Company and its subsidiary are not, and at the Closing Date, will not be, engaged in any discussions or a party to any agreement or understanding, written or oral, regarding the acquisition of an interest in any corporation, firm, partnership, joint venture, association or other entity where such discussions, agreements or understandings would require amendment to the Registration Statement pursuant to applicable securities laws.

            (e) All the outstanding shares of capital stock of the subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal securities laws, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the subsidiary are owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

            (f) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and non assessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. No further approval or authority of the stockholders of the Company or the Company's board of directors is required for the issuance of the Securities contemplated herein.

            (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Final Prospectus under the headings "Summary -- Business," "Risk Factors -- We are dependent on our collaborative arrangements with third parties for a substantial portion of our revenue, and our development and commercialization activities may be delayed or reduced if we fail to negotiate or maintain successful collaborative arrangements," "-- Clinical trials of our product candidates are expensive and time-consuming, and the results of these trials are uncertain," "-- We are subject to extensive government regulation including the requirement of approval before our products may be marketed," "-- If we are unable to adequately protect our proprietary technology from legal challenges, infringement or alternative technologies, this inability will hurt our competitive position and negatively impact our operating results," "Business -- Merck Partnership", "-- Independent Product Development", "-- Par Pharmaceutical Partnership", "-- Product Portfolio Expansion Strategy", "-- Strategic Collaborations," "-- Licenses, Patents and Proprietary Rights," "-- Government Regulations" and "Material United States Federal Tax Considerations for Non-U.S. Holders of Common Stock," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material aspects of such legal matters, agreements, documents or proceedings.

            (h) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company

                         Underwriting Agreement - Page 4


      and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            (j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

            (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or bound or to which its or its subsidiary's property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or its subsidiary's properties, except in the case of clauses (ii) and (iii), any breaches or violations, which singly or in aggregate, could not reasonably be expected to have (1) a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (2) a Material Adverse Effect.

            (l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

            (m) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiary incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). No other financial statements or schedules of the Company are required by the Act, the Exchange Act and the applicable rules and regulations promulgated under each of the foregoing. The selected financial data set forth under the caption "Summary Consolidated Financial Data" in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein, and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

            (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or the Company's or its subsidiary's property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this

                         Underwriting Agreement - Page 5


      Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or incorporated by reference into the Final Prospectus (exclusive of any supplement thereto).

            (o) Each of the Company and its subsidiary has good and marketable title to all properties and assets described in the Final Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Final Prospectus and except where the failure to be so free and clear of such liens, charges, encumbrances or restrictions would not, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its subsidiary have valid, subsisting and enforceable leases for the properties described in the Final Prospectus as leased by them. Each of the Company and its subsidiary owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted or as proposed to be conducted.

            (p) Neither the Company nor its subsidiary is in violation or default of (i) any provision of its charter or by laws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of their respective properties, as applicable, except in the case of clauses (ii) and (iii), any breaches or violations, which, singly or in the aggregate, could not reasonably be expected to have Material Adverse Effect.

            (q) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiary and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder (including, without limitation, Rule 3600T of the Public Company Accounting Oversight Board).

            (r) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

            (s) Each of the Company and its subsidiary has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

            (t) No labor problem or dispute with the employees of the Company or its subsidiary exists or to the knowledge of the Company is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of its or its subsidiary's principal suppliers, contractors or customers, that could have a Material Adverse Effect.

            (u) The Company and its subsidiary are each insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and

                         Underwriting Agreement - Page 6


      customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect, except where any failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect; the Company and its subsidiary are each in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (v) The subsidiary is not prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company.

            (w) The Company and its subsidiary possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

            (x) The Company and its subsidiary each maintain (1) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (2) disclosure controls and procedures (as defined in Rule 13a-14(c)) under the Exchange Act.

            (y) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date and (ii) completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than any preliminary prospectuses, the Final Prospectus, the Registration Statement and other materials, if any, permitted by the Act and the rules and regulations promulgated thereunder. Neither the Company nor any of its directors, officers or controlling persons has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Act, the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (z) The Company and its subsidiary are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability

                         Underwriting Agreement - Page 7


      under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Final Prospectus, neither the Company nor its subsidiary has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

            (aa) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiary, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

            (bb) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"), has been satisfied by each "pension plan" (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or its subsidiary, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its subsidiary has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor its subsidiary maintains or is required to contribute to a "welfare plan" (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other similar applicable statute); each pension plan and welfare plan established or maintained by the Company and/or its subsidiary is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor its subsidiary has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

            (cc) There is and has been no failure on the part of the Company and to the knowledge of the Company, on the part of any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including, without limitation, Section 402 thereof (related to loans) and Sections 302 and 906 thereof (related to certifications).

            (dd) Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiary and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

                         Underwriting Agreement - Page 8


            (ee) The operations of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws"), except where a failure to comply with such requirements, statutes, rules, regulations or guidelines could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

            (ff) Neither the Company nor its subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

            (gg) The Company and its subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent rights, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed to be conducted in the Final Prospectus, except where the failure to own, possess, license or have other rights to use such Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Final Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others by the Company in the conduct of its business as now or proposed to be conducted as described in the Final Prospectus with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights other than as disclosed in the Final Prospectus. The Company does not in the conduct of its business as now or proposed to be conducted as described in the Final Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Effect.

            (hh) Except as disclosed in the Registration Statement and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Needham & Company, LLC or any other Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Needham & Company, LLC or any other Underwriter.

                         Underwriting Agreement - Page 9


            (ii) Except as set forth in the Final Prospectus, the studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Final Prospectus were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable local, state and federal and foreign laws, rules, regulations and guidances, including, but not limited to, the Federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312; the Company is not aware of any studies, tests or trials the results of which reasonably call into question the clinical trial results described or referred to in the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the U.S. Food and Drug Administration (the "FDA") or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

            (jj) Each of the Exclusive Development, Commercialization and License Agreement ("Merck License Agreement") by and between Merck & Co., Inc. ("Merck") and the Company, effective as of September 24, 2004, the Supply Agreement ("Merck Supply Agreement") by and between Merck and the Company, effective as of September 24, 2004 and the License and Supply Agreement (the "Par License Agreement") by and between Par Pharmaceutical, Inc. and the Company, effective as of October 22, 2004 has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and, to the Company's knowledge, assuming the due authorization, execution and delivery by the other party to such agreement, is a valid, binding and enforceable obligation of the Company.

            (kk) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Final Prospectus that have not been described as required.

            (ll) Neither the Company nor its subsidiary nor, to the Company's knowledge, any employee or agent of the Company or its subsidiary has made any contribution or other payment to (i) any official of or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Final Prospectus or (ii) any clinical researcher in violation of any federal, state or foreign law or any rule of the FDA.

            (mm) The Company satisfies the eligibility requirements in existence prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Securities.

            (nn) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("NNM"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NNM, nor has the Company received any notification that the Commission or the NNM is contemplating terminating such registration or listing. The Company has filed an application to list the Securities on the NNM, and has received notification that the listing has been approved, subject to notice of issuance of the Securities.

            (oo) The documents that are incorporated by reference in the Final Prospectus or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all

                         Underwriting Agreement - Page 10


      material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations promulgated under each of the foregoing, as applicable; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations promulgated under each of the foregoing, as applicable.

            (pp) There is no document, contract, permit or instrument, affiliate transaction or off-balance sheet transaction (including, without limitation, any "variable interests" in "variable interest entities," as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. All such contracts to which the Company or its subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against and by the Company or such subsidiary in accordance with the terms thereof.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $12.75 per share, the amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

            3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on August 30, 2005 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such

                        Underwriting Agreement - Page 11


      proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiary that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in

                        Underwriting Agreement - Page 12


      any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) The Company will not, without the prior written consent of Needham & Company, LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the expiration of the Lock-Up Period as set forth in Section 17, provided, however, that
      (i) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and (ii) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

            (g) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

            (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (i) The Company will cause each of its officers, directors and certain stockholders designated by the Representatives to furnish to the Representatives a letter substantially in the form of Exhibit A hereto.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of

                        Underwriting Agreement - Page 13


      the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused Pryor Cashman Sherman & Flynn LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) each of the Company and its only subsidiary, Atossa
            HealthCare, Inc., has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and to the knowledge of such counsel is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

                  (ii) all the outstanding shares of capital stock of its
            subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of its subsidiary are owned by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, of any other security interest, claim, lien or encumbrance;

                  (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

                  (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or its or its subsidiary's property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings "Material United States Federal Tax Considerations for Non-U.S. Holders of Common Stock" and " Description of Common Stock" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings;

                  (v) the Registration Statement has become effective under the
            Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the

                        Underwriting Agreement - Page 14


            manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion);

                  (vi) the Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the Company is not and, after giving effect to the
            offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" or an "affiliated person" or, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

                  (viii) no consent, approval, authorization, filing with or order of any U.S. court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any U.S. jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

                  (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, (i) the charter or by-laws of the Company or its subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument known to such counsel to which the Company or its subsidiary is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, or, to the knowledge of such counsel, any judgment, order or decree applicable to the Company or its subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiary or any of its or the subsidiary's properties;

                        Underwriting Agreement - Page 15


                  (x) to the knowledge of such counsel, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement; and

                  (xi) each of Merck License Agreement, Merck Supply Agreement and Par License Agreement has been duly authorized by all necessary corporate action of the Company and is a valid, binding and enforceable obligation of the Company.

      In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph
      (b) shall also include any supplements thereto at the Closing Date.

            (c) The Company shall have requested and caused Peter Knudsen, intellectual property counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that, to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement, which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings "Risk Factors," "Business -- Merck Partnership", "-- Independent Product Development", " -- Par Pharmaceutical Partnership", "-- Product Portfolio Expansion Strategy", "-- Strategic Collaboration" and "Business -- Licenses, Patents and Proprietary Rights," insofar as such statements summarize intellectual property legal matters, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, documents or proceedings.

            (d) The Company shall have requested and caused Buc & Beardsley, FDA regulatory counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                  (i) the statements included in the Final Prospectus under the headings "Risk Factors -- We are subject to extensive government regulation including the requirement of approval before our products may be marketed" and "Business -- Government Regulation," insofar as such statements summarize applicable provisions of the FDCA, and Public Health Service Act ("PHSA") and implementing regulations, are correct in all material respects and do not omit to summarize applicable provisions of the FDCA and the PHSA or the implementing regulation necessary to make those statements not misleading; and

                  (ii) nothing has come to such counsel's attention that leads such counsel to believe that the statements included in the Final Prospectus under the headings "Risk Factors -- We are subject to extensive government regulation including the requirement of approval before our products may be marketed," "Business -- Government Regulation" and "Business -- Legal Proceedings" contain any untrue statement of a material fact

                        Underwriting Agreement - Page 16


            relating to FDA regulatory matters ("FDA Matters") or omit to state any material fact relating to FDA Matters which is necessary to make the statements therein not misleading in light of the circumstances in which they were made.

            (e) The Representatives shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the six-month period ended June 30, 2005, and as at June 30, 2005, in accordance with Statement on Auditing Standards No. 100, and stating in effect that:

                  (i) in their opinion the audited financial statements and
            financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                         Underwriting Agreement - Page 170


                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and its subsidiary; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the six-month period ended June 30, 2005, and as at June 30, 2005, incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Company and its subsidiary; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiary as to transactions and events subsequent to June 30, 2005, nothing came to their attention which caused them to believe that:

                        (1) any unaudited financial statements included or
                  incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                        (2) with respect to the period subsequent to June 30,
                  2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt or note payable of the Company and its subsidiary or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the June 30, 2005 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from July 1, 2005 to such specified date there were any increases, as compared with the corresponding period in 2004, in net loss from operations or in total or per share amounts of net loss of the Company and its subsidiary, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                        (3) the information included or incorporated by
                  reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial
                  Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

                  (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiary) set forth in the Registration Statement and the Final Prospectus and in
            Exhibit 12 to the Registration

                         Underwriting Agreement - Page 18

            Statement, including the information set forth under the captions "Summary Consolidated Financial Data" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus and the information included in the "Results of Operations and Financial Condition" included or incorporated by reference in each of the Company's Current Reports on Form 8-K dated March 2, 2005, May 9, 2005 and August 1, 2005, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiary, excluding any questions of legal interpretation.

            References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

            (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or increase specified in the letter or letters referred to in paragraph (g) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiary, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
      (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (i) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall have been no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary or its or its subsidiary's property is pending or, to the knowledge of the Company, threatened that (1) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (2) could reasonably be expected to have a Material Adverse Effect, except as set forth in or incorporated by reference into the Final Prospectus (exclusive of any supplement thereto).

            (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (k) The Securities shall have been listed and admitted and authorized for trading on the NNM, and satisfactory evidence of such actions shall have been provided to the Representatives.

            (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives.

                         Underwriting Agreement - Page 19


            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Underwriters, at Exchange Place, Boston, Massachusetts 02109, on the Closing Date.

            7. Reimbursement of Underwriters' Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will reimburse the Underwriters severally through Needham & Company, LLC on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution.

            (a) The Company shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                         Underwriting Agreement - Page 20


            (b) Each Underwriter severally and not jointly shall indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and
      (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Needham & Company, LLC. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such

                         Underwriting Agreement - Page 21


      claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) In addition to its other obligations under paragraph (a) of this
      Section 8, the Company hereby agrees to reimburse the Underwriters on a quarterly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon, in whole or in part, any statement or omission or alleged statement or omission, or any inaccuracy in the representations and warranties of the Company contained herein or failure of the Company to perform its or their respective obligations hereunder or under law, all as described in paragraph (a) of this Section 8, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this paragraph (e) and the possibility that such payment might later be held to be improper; provided, however, that, to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

                         Underwriting Agreement - Page 22


            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NNM or trading in securities generally on the New York Stock Exchange or the NNM shall have been suspended or limited or minimum prices shall have been established on either of such Exchange or the NNM, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States, any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Needham & Company, LLC, 445 Park Avenue, New York, New York 10022 (fax no.: (212) 705-0416, Attention: Capital Markets, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Attn: Mitchell S. Bloom, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to Chief Financial Officer of Nastech Pharmaceutical Company Inc. (fax no.: (425) 908-3650) and confirmed to it at Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, WA 98021, attention of the Chief Financial Officer, with a copy to Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, Attn: Blake Hornick, Esq., (fax no.: (212) 798-6329).

                         Underwriting Agreement - Page 23


            13. Benefits; Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns, and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

            "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

            "Lock-Up Period" shall mean the period beginning on the date hereof and ending on and including the 120th day after the date hereof, except that if (a) during the 17-day period ending on

                         Underwriting Agreement - Page 24


      and including such 120th day, the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to such 120th day, the Company announces an intention to release earnings information during the 16-day period beginning on such 120th day, then the Lock-Up Period shall end on and include the 18th day following the date of such earnings release or the occurrence of such material news or material event.

             "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            18. Required Actions. Any action required or permitted to be made by the Representatives under this Agreement may be taken by them jointly or by Needham & Company, LLC.


            19. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            20. Waiver of Jury Trial. THE COMPANY AND THE UNDERWRITERS EACH HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            21. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume (A) an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto

                         Underwriting Agreement - Page 25


(irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or (B) any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship as no such relationship exists in connection with the transactions contemplated by this Agreement; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

            22. Entire Agreement; Waiver. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.





                  [Remainder of Page Intentionally Left Blank]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                          Very truly yours,


                                          NASTECH PHARMACEUTICAL COMPANY INC.


                                          By:  /s/ GREGORY L. WEAVER
                                               -----------------------
                                               Name: Gregory L. Weaver
                                               Title: CFO & Secretary


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Needham & Company, LLC
SunTrust Capital Markets, Inc.
Delafield Hambrecht, Inc.


By:  NEEDHAM & COMPANY, LLC


By:  /s/ WARREN M. FOSS
     ----------------------------------
     Name: Warren M. Foss
     Title: Chairman, Managing Director


For themselves and the other
several Underwriters named
 in Schedule I to the
 foregoing Agreement.